UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549-1004

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 22, 2016

GENERAL MOTORS COMPANY

(Exact Name of Registrant as Specified in its Charter)

DELAWARE	001-34960	27-0756180
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

300 Renaissance Center, Detroit, Michigan	48265-3000
(Address of Principal Executive Offices)	(Zip Code)

(313) 556-5000
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17-CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On April 18, 2016, Stephen J. Girsky, a director of General Motors Company (the “Company”) since 2009, notified the Company of his decision to retire from the Company’s Board of Directors (the “Board”) effective as of the adjournment of the Company’s Annual Meeting of Shareholders to be held on June 7, 2016 (the “2016 Annual Meeting”). As a result, Mr. Girsky will not stand for re-election at the 2016 Annual Meeting. A copy of the press release announcing Mr. Girsky’s retirement is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 8.01	Other Information

On April 20, 2016, the Board nominated Jane L. Mendillo, retired President and Chief Executive Officer of the Harvard Management Company, to stand for election as a director at the 2016 Annual Meeting. The Board determined that Ms. Mendillo, if elected, will be an independent director within the meaning of the Company’s Bylaws and the New York Stock Exchange listing standards. The Company intends to include Ms. Mendillo in the list of director nominees in its definitive proxy statement to be filed with the U.S. Securities and Exchange Commission in connection with the 2016 Annual Meeting. The Board will determine Ms. Mendillo’s committee assignments after her election. A copy of the press release announcing Ms. Mendillo’s nomination is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

Additional Information and Where to Find It

This Current Report on Form 8-K may be deemed to be solicitation material in respect of the solicitation of proxies from shareholders for the Company’s 2016 Annual Meeting. The Company will file with the U.S. Securities and Exchange Commission (the “SEC”) and make available to its shareholders a proxy statement containing information about the Company, its directors, nominees and certain executive officers and the matters to be considered at the 2016 Annual Meeting. SHAREHOLDERS ARE URGED TO READ THE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS THAT THE COMPANY MAY FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Shareholders will also be able to obtain the proxy statement, as well as other filings containing information about the Company, without charge at the SEC’s website (http://www.sec.gov) and at the Company’s website (www.gm.com). Shareholders will be able to obtain printed copies of these documents without charge by requesting them online (www.gm.com) or in writing from the Office of the Corporate Secretary, Mail Code 482-C25-A36, 300 Renaissance Center, P.O. Box 300, Detroit, Michigan 48265-3000, or at stockholderservices@gm.com.

The Company, its directors, nominees and certain executive officers may be deemed to be participants in the solicitation of proxies from the Company’s shareholders in connection with the 2016 Annual Meeting. None of such potential participants own in excess of 1% of the Company’s common stock. Additional information regarding the interests of such potential participants, and their direct or indirect interests, by security holdings or otherwise, will be included in the Company’s proxy statement to be filed with the SEC in connection with the 2016 Annual Meeting. This information can also be found in the Company’s proxy statement for its 2015 Annual Meeting of Shareholders, which was filed with the SEC on April 24, 2015. To the extent that holdings of the Company’s securities have changed since the amounts printed in the proxy statement for its 2015 Annual Meeting of Shareholders, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC. Ms. Mendillo, who has been nominated by the Board to stand for election as a director at the 2016 Annual Meeting does not own any shares of the Company’s common stock.

ITEM 9.01	Financial Statements and Exhibits

EXHIBIT

Exhibit No.	Description

Exhibit 99.1	Press Release, dated April 22, 2016

Exhibit 99.2	Press Release, dated April 22, 2016

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENERAL MOTORS COMPANY
Registrant

Date: April 22, 2016	/s/ Jill E. Sutton
	By:	Jill E. Sutton
Deputy General Counsel & Corporate Secretary